Exhibit 4.31.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Amendment No. 1 to the

Joint Research and Collaboration Agreement

By and Between

Cellectis S.A.

and

AstraZeneca Ireland Limited

Dated November 1, 2023

CLS-23165-AM02

AMENDMENT No. 1

This Amendment No. 1 (the “Amendment”) to the Joint Research and Collaboration Agreement, dated as of November 1, 2023 (the “JRCA”) by and between,

(1) ASTRAZENECA IRELAND LIMITED, a company incorporated in Ireland under no. 734129, whose registered office is at College Business and Technology Park, Blanchardstown, Dublin 15, D15 R925, Ireland (“AstraZeneca”) (“AstraZeneca”); and

(2) CELLECTIS S.A., a Corporation under the laws of France having a place of business at 8, rue de la Croix Jarry, 75013 Paris, France (“Cellectis”)

is dated as of the date on which the last Party executes this Amendment. Notwithstanding the Amendment Effective Date, the Parties hereby agree that the provisions of this Amendment shall be deemed to have taken effect as of the seventeenth (17th) day of November 2025 (the “Amendment Effective Date”).

Recitals

WHEREAS, the Parties desire to amend, modify and restate certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree to the modifications to the JRCA set forth below. The JRCA shall otherwise remain unchanged and in full force and effect and any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the JRCA.

1.
Modifications
1.1
Section 9.3.1(a) – Development Milestones of the JRCA is hereby amended by deleting the milestone table and replacing such table with the following table:

Table 9.3.1(a) – Development Milestones
Development Milestone Event	Development Milestone Payment
	[***]	[***]	[***]
1. [***]	[***]	[***]	[***]
2. [***]	[***]	[***]	[***]

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Table 9.3.1(a) – Development Milestones
Development Milestone Event	Development Milestone Payment
	[***]	[***]	[***]
3. [***]	[***]	[***]	[***]
4. [***]	[***]	[***]	[***]
5. [***]	[***]	[***]	[***]
6. [***]	[***]	[***]	[***]
7. [***]	[***]	[***]	[***]
8. [***]	[***]	[***]	[***]
9. [***]	[***]	[***]	[***]

1.2
Section 1.56 of the JRCA shall be deleted in its entirety and shall be replaced with the following:

“1.56 “Clinical Trial” means human clinical trial of a biopharmaceutical product and “Phase 1 Clinical Trial” and “Pivotal Clinical Trial” shall have the following meanings:

a)
“Phase 1 Clinical Trial” means a Clinical Trial conducted in patients or healthy volunteers that generally provides for the first introduction into humans of such product and is principally intended to determine the safety, metabolism and

CLS-23165-AM02

pharmacokinetic properties and clinical pharmacology of such product in patients or healthy volunteers, or that would otherwise satisfy the requirements of Laws for such country in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(a), or equivalent Laws in a country other than the United States.

b)
“Pivotal Clinical Trial” means a Clinical Trial that is designed to establish that the product is safe and efficacious for its intended use in a particular indication, which trial shall be intended to support the Regulatory Approval for such product, including the trials referred to in 21 C.F.R. §312.21(b) or (c) or equivalent Laws in a country other than the United States.”

For clarity, initiation of a Clinical Trial that combines or may combine (i) a Phase 1 Clinical Trial with (ii) a Pivotal Clinical Trial, shall not be deemed as initiation of a Pivotal Clinical Trial unless and until the first patient is dosed in the Pivotal Clinical Trial portion (meeting the requirements set out in the above definition of such Clinical Trial).

2.
Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

3.
Entire Agreement

This Amendment, together with the JRCA and the Side Letter dated June 19, 2025 (the “Side Letter”), constitutes the entire agreement between the Parties with respect to the subject matter of the JRCA. The JRCA, the Side Letter, together with this Amendment supersede all prior agreements, whether written or oral, with respect to the subject matter of the JRCA, as amended. Each Party confirms that it is not relying on any statements, representations, warranties or covenants of any person (whether a Party to the JRCA and this Amendment or not) except as specifically set out in the JRCA as amended. Nothing in this Amendment is intended to limit or exclude any liability for fraud.

4.
General
4.1
In the event of any inconsistency between the provisions of the JRCA and the provisions of this Amendment, the provisions of this Amendment will prevail.

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4.2
The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the JRCA shall remain in full force and effect.
4.3
This Amendment shall be governed by and construed in accordance with the laws as set out in Article 15 the JRCA. Any disputes arising under this Amendment shall be resolved pursuant to the terms of the JRCA.
4.4
This Amendment should be held in strict confidence and is subject to, and may be disclosed and used only in accordance with, Article 11 of the JRCA.
4.5
This Amendment may be executed in multiple counterparts, all of which taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g. DocuSign) shall be effective as delivery of a manually executed original counterpart of this Amendment.

CLS-23165-AM02

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

CELLECTIS S.A. By: _____________________________ Name: Title:	AstraZeneca Ireland Limited By: ____________________________________ Name: Title:

CLS-23165-AM02